EXHIBIT 10.2

                    OPTION AGREEMENT ON HILGER EAST PROPERTY

THIS OPTION AGREEMENT (the "Agreement") is made and entered into as of the 20th day of October, 2005, (the "Commencement Date"), by and between Alberta A. Bryan, Duane Hilger, Power of Attorney ("Optionor"), and Green Plains Renewable Energy, Inc., ("Optionee").

                                    RECITALS

This Agreement is entered into upon the basis of the following facts and intentions:

         A. Alberta A. Bryan owns approximately 66.6 acres, more or less, of farm real estate ("Property") located in Fremont County, State of Iowa, described as part of the North 1/2 of the Northwest 1/4 and part of the Northwest 1/4 of the Northwest 1/4 of Section 25, Township 69 North, Range 40 West of the 5th PM, Fremont County, Iowa.

         B. Pursuant to this Agreement, Optionor intends to grant to Optionee an option to acquire the Property on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the promises of the parties, and undersigned agree as follows:

         1. RECITATIONS. The above Recitals are incorporated herein by reference and made a part of this agreement.

         2. GRANT OF OPTION. For and in consideration of the payment by Optionee to Optionor of the Option Consideration shown in Paragraph 4 below, Optionor hereby grants to Optionee an option (the "Option") to acquire the Property, subject to the provisions, terms, and conditions stated herein.

         3. TERM OF OPTION. The term ("Term") of this Option shall commence at 8:00 a.m. on the Commencement Date and shall terminate and lapse for all purposes at 5:00 p.m. Central Time on the 30th day of June, 2005, (the "Expiration Date").

         5. OPTION CONSIDERATION PAYMENT. In consideration for the Option herein granted, Optionee hereby agrees to pay to Thien Farm Management, Inc., as Escrow Agent for Optionor, concurrently with the execution and delivery of this Agreement, the amount of $ 2,000.00 (the "Option Consideration Payment").

         In the event Optionee fails, for any reason, to timely exercise the Option herein granted, then (except as otherwise set forth in this Agreement) the Option Consideration Payment placed into Escrow shall be distributed to Optionor.

         In the event Optionee does exercise the Option contained herein, the Option Consideration Payment placed into Escrow shall be a credit against the total purchase price at closing.

         5. EXERCISE OF OPTION. Optionee shall exercise the Option herein granted, if at all, by delivering written notice thereof (the "Notice of Exercise") to Optionor at any time prior to the Expiration Date of the Agreement. The Notice of Exercise must unconditionally state that Optionee is exercising the Option herein granted. On the date of Optionor's receipt of the Notice of Exercise, a binding contract on the terms set forth in this Agreement shall exist between Optionor, as transferor, and Optionee, as transferee, for the acquisition of the property.

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         6. ACQUISITION CONSIDERATION. The consideration for the acquisition of said Property paid by Optionee shall be $ 7,500.00 per acre, exact acreage to be determined by survey with the survey cost paid by Optionee.

         7. ESCROW. If the Option herein granted is timely exercised, then the transfer and conveyance of the Property of Optionor described in Paragraph A of recitations above, shall be consummated through an escrow established with Thien Farm Management, Inc., with an address of 101 East Graham Avenue, Suite 1, Council Bluffs, Iowa 51503, telephone number 712-328-3477; ATTN: Gary Thien ("Escrow Officer"). Each of the parties shall timely execute and deposit into escrow such instructions, documents, funds, and instruments as are required by this Agreement or as the Escrow Officer shall reasonably require to consummate the transaction contemplated hereby.

         8. Within thirty (30) calendar days of notice by the Optionee to the Optionor of the intent to execute options, Optionor (at its sole cost and expense) shall deliver to Optionee an abstract of title ("Abstract"), with true and correct copies of all documents and instruments referred to therein as exceptions to title to the Property. The Abstract shall bear certification date of not earlier than the Commencement Date hereof. Optionor covenants and warrants that, on the date the Escrow closes, it shall deliver marketable fee simple title in and to the Property to Optionee, free and clear of all liens and encumbrances, including unrecorded liens for labor or materials rendered for or involved in the Property, and subject to no exceptions other than:

                  a. A lien for real estate taxes and assessments not yet delinquent to be prorated as hereinafter provided;
                  b. Exceptions to title approved in writing by Optionee after its receipt and review of the Abstract; and
                  c. The covenants, conditions, and restrictions as described in this Agreement.

         In the event Optionee presents any reasonable objection to Optionor's title evidenced by the Iowa Land Title Examination Standards to any condition of title shown by the Abstract, Optionor shall have thirty (30) calendar days to adequately address said condition. If the condition is not adequately addressed (unless otherwise agreed between the parties), Optionee shall have the right to terminate and cancel this Agreement, in which event Escrow (if theretofore opened) shall be closed, this Agreement shall be terminated and canceled, the Option Consideration Payment theretofore received by Optionor (if any) shall immediately be returned to Optionee, and neither party shall have any further obligation or liability one to the other. Upon giving notice of its intent to exercise this option, Optionee shall, within thirty (30) days, tender, transfer and convey the Acquisition Consideration described in Paragraph 6 above.

         9. TITLE INSURANCE. At the close of Escrow, the Escrow Officer shall be prepared to issue to Optionee a Title Insurance Company ALTA Owner's Police of Title Insurance, For B 1970 (amended on 10/17/70 and again on 12/6/85) ("Title Policy") in the stated amount of the Purchase Price, showing fee title to the Property vested in Optionee, subject to the exceptions to title specified in Paragraph 8 herein above. The Title Policy shall also include all endorsements available for issuance by the Title Insurance Company that are required by Optionee.

         10. CLOSE OF ESCROW.

                  a. Date for Close of Escrow. Escrow shall close within 180 days of Exercise of Option.
                  b. Deposit of Documents and Funds by Optionor and Optionee. Optionor and Optionee shall deposit into Escrow the following on or before the date Escrow closes:

                           (i) A duly executed and acknowledged Warranty Deed
                  conveying Optionor's Property to Optionee, in the form of Exhibit "C" attached hereto and incorporated herein by reference;
                           (ii) The Title Policy or a written commitment to
                  issue the Title Policies executed by the Title Insurance Company;

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                           (iii) Materials of Optionor and Optionee relating to
                  the Properties to be transferred, all of which shall be made available to Optionor and Optionee outside of Escrow; and
                           (iv) Such other documents, instruments, and funds as
                  are required or necessary to consummate the transaction described herein and convey Marketable Legal Title in the Property to Optionor and Optionee.

                  c. Prorations. Except as otherwise provided herein, taxes and other expenses, if any, affecting same shall be prorated as of 11:59 p.m. on the day preceding the date Escrow closes. Liens, mortgages, pre-existing leases, and assessments encumbering the same, which have been approved by Optionee and Optionor in writing (or have been deemed approved) shall be assumed by Optionee. If, for any reason, any amounts cannot be prorated on the date Escrow closes, they will be prorated outside of Escrow as soon as said amounts may be determined.
                  d. Closing Costs. Optionee shall pay all (100%) of the premium for the Title Insurance Policy on Optionor's Property. Optionee shall pay all (100%) of any Escrow fees' notary fees, recording costs, and other costs or expenses of Escrow. Optionor shall pay all (100%) of all costs to obtain marketable and clear title, revenue stamps, and other cost normally charged to seller.

         11. INSPECTION OF THE PROPERTY: RIGHT OF ACCESS. Parties agree that the other party and its agents shall have access to the properties at all times during the Term hereof for the purpose of conducting at their own expense, any inspections as may be related to the purchase of the Property, and/or related to securing any land use permits or approvals (including environmental and hazardous waste audits and inspections) pertaining to the use, development, or construction of improvements thereon following acquisition of said properties. Both are hereby granted the right but not the obligation to inspect the Property of the other and determine to their own satisfaction the condition of same, including the soil condition, environmental requirements, and the presence or absence of hazardous waste or toxic materials. Provided, however, that the foregoing right of access is subject to the following:

                  a. Indemnification RE: Third Party Claims. Parties shall indemnify, protect, defend, and hold the other free and harmless from claims and liabilities of any and all kinds asserted by third persons which arise out of or in connection with any inspection of the Properties conducted by or authorized by parties or its servants, agents, invitee, designees, or independent contractors; and

                  b. Indemnification RE: Damage Claims. Parties shall indemnify, protect, defend, and hold each other free and harmless from any claims and liabilities of any and all kinds, including, without limitation, property damage and mechanics' liens, which may be suffered or incurred by the other, including damage to growing crops set at their fair market value, which may be caused by other parties or its servants, agents, designees, or independent contractors.

         12. CROPS. Parties agree that crops planted or growing on the premises at the time of the transfer of the ownership of the respective premises between Optionor and Optionee following an exercise of the Option by Optionee, shall remain the property of the Optionor. Parties further agree that Optionee shall have the right following the closing of escrow to enter upon the property transferred to it to commence construction thereon of improvements contemplated by it, but in such event Optionee shall reimburse Optionor for the fair market value of any planted or growing crops damaged or destroyed by reason of such construction, said value to be determined by an independent appraiser. Parties further agree that the Optionor after closing escrow shall have the continued right to access to the premises transferred to undertake and complete all necessary field work until the crop thereon is harvested.

         13. REPRESENTATIONS AND WARRANTIES OF OPTIONOR AND OPTIONEE. Parties hereby represent and warrant to each other as follows:

                  a. Neither party has received any notice from any person or entity to the effect that the use and operation of the Properties are not currently in full compliance with all applicable environmental, zoning, and land use laws, and other applicable local, state, and federal laws and regulations, including, without limitation, those laws and regulations relating to use, handling, and disposal of hazardous waste and hazardous substances.

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                  b. Parties, to the best of their knowledge, any tenant or
other third parties have not produced, manufactured, discharged, refined, or disposed of on, under, or about the Properties any flammable materials or wastes, toxic materials or wastes (including PCB's) (collectively, "Hazardous Substances").

                  c. Parties have 'r will make available to each other, for inspection and copying all of their books and records relating to the title of the subject real estate. Parties agree that all copies of instruments, agreements, and other documents provided by each other are true and correct copies of such instruments, agreements, and documents in their possession.

                  d. Parties represent that there are no service contracts, maintenance contracts, management contracts, warranties, guarantees, soil report, plans, or similar documents or items relating to the Properties except those that have been specifically disclosed each to each other in writing and true copies of which have been or will be provided to the other.

                  e. Parties agree that there are no condemnation, environmental, zoning, or other land-use regulation proceedings, either instituted or planned to be instituted, which would affect the Properties, and that parties have not received notice of any special assessment proceedings affecting the Property.

                  f. Parties represent that there is no litigation pending against either of them or basis therefor that arises out of the ownership of the Properties that therefore detrimentally affect the use or operation of same or adversely affect the ability to parties to perform their obligations under this Agreement.

                  g. Optionor represents that it is owner of the real estate described in Exhibit "A"; that this Purchase Agreement and all documents executed by Optionor which are to be delivered to Optionee at the closing are or at the time of the closing will not violate any provisions of any agreement or judicial order of which Optionor is a party or to which Optionor or the Property is subject. Optionee makes the same representations and agrees to the same requirements.

                  h. Parties agree that at the time of the closing there will be no outstanding contracts made by them for any improvements to their respective Properties which have not been or will not be fully paid for, and parties shall cause to be discharged all mechanics' or materialmen's liens arising from any labor or materials furnished to their respective Properties prior to the time of the closing.

         14. LAND USE PLANNING AND COOPERATION. During the Term of this Agreement, parties hereto shall have the right, without other party's prior consent, to transmit any information related to the Property to be acquired respectively, and to file any application with any governmental authority having or asserting jurisdiction over the Property to be acquired, for the purpose of seeking such land use approvals and development or construction authorizations or both and permits (including, without limitations, environmental and zoning or rezoning reviews and proceedings) as parties deem appropriate in the exercise of its sole and absolute discretion. In the event any such transmittal of information, or filing of an application, requires the consent of or signature by or cooperation of the other party, other party hereby represents and warrants that it shall timely provide said consent or signatures and cooperation, or both.

         15. NOTICES. Whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, signed by or on behalf of the person giving the notice, and shall be personally delivered, telefaxed, or mailed by prepaid certified or registered mail, return receipt requested, to the person or persons to whom such notice is to be given, addressed to such person as set forth below:

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                  If the Optionee:        Gary Thien, Vice President
                                          Green Plains Renewable Energy, Inc
                                          101 East Graham Ave.
                                          Council Bluffs, Iowa  51503

                  If the Optionor:        Albert A. Bryan % of Duane Hilger
                                          3652 250th Street
                                          Farragut, Iowa  51639

         If telefaxed, such notice shall be deemed to have been effectively given twenty-four (24) hours after the date transmitted; if mailed, such notice shall be deemed to have been effectively given upon the earlier to occur of receipt by the addressee or on the third (3rd) business day following the date of mailing.

         16. ATTORNEYS' FEES. In the event any dispute between the parties hereto should result in litigation, the prevailing party shall be reimbursed for all reasonable costs, including but not limited to, reasonable attorney's fees. This provision shall survive the termination or later rescission of this Agreement.

         17. MISCELLANEOUS.

                  a. Invalidity of Provision. If any provision of this Agreement, as applied to either party or to any circumstance, shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, or the validity or enforceability for this Agreement as a whole.

                  b. Amendments. No addition to or modification of any provision contained in this Agreement shall be effective unless fully set forth in writing signed by all parties.

                  c. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                  d. Governing Law. The interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Iowa and any question arising thereunder shall be construed or determined according to such law.

                  e. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                  f. Additional Documents. Parties agree to execute such additional documents, including escrow instructions, as may be reasonable and necessary to carry out the provisions of this Agreement.

                  g. Entire Agreement. This Agreement, together with the exhibits hereto and the documents referred to herein, constitutes the entire agreement of the parties with respect to the subject matter hereof. Any prior correspondence, memoranda, or agreements are replaced in their entirety by this Agreement, the exhibits hereto, and the documents referred to herein.

                  h. Time of Essence. Time is of the essence in the performance of each and every provision of this Agreement.

                  i. Continuation and Survival of Representations and Warranties. All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of close of Escrow, shall be deemed to be material, and shall survive the execution and delivery of this Agreement and the delivery of the deed and transfer of title. All statements contained in any certificate or other instrument delivered at any time by or on behalf of Optionor or Optionee in conjunction with the transaction contemplated hereby shall constitute representations and warranties hereunder.

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                  j. Real Estate Brokers. Each party warrants and represents to the other that each shall indemnify and hold the other party harmless from any dealing with regard to the Properties through or with any licensed real estate broker or other person and specifically with respect to any claim of right to a commission or finder's fee in this transaction or in any transaction related to this transaction.

         18. If prior to the exercise of this Option, Optionor expends funds and efforts in anticipation of the 2005 crop season, and Optionee then exercises the Option, Optionee shall reimburse Optionor for all reasonable work and expenses.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and date first above written.




Optionee:

 /s/ Gary Thien
-------------------------------------
Gary Thien, Vice President
Green Plains Renewable Energy, Inc.

Date:  October 20, 2005


Optionor:

/s/ Duane Hilger
-------------------------------------
Albert A. Bryan, By Duane Hilger, POA

Date: October 20, 2005

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